EXHIBIT 99.1
Kenexa Announces Financial Results for First Quarter 2012
Signed three new Fortune 50 customers to multi-product deals
2012 revenue and non-GAAP profitability guidance increased

WAYNE, Pa. – May 1, 2012 – Kenexa (NYSE: KNXA), a global provider of business solutions for human resources, today announced operating results for the first quarter, ended March 31, 2012.

For the first quarter of 2012, Kenexa reported total GAAP revenue of $77.8 million.  Non-GAAP revenue, which eliminates the GAAP adjustment to deferred revenue resulting from certain acquisitions, was $80.1 million for the first quarter of 2012, an increase of 27% compared to $63.0 million for the first quarter of 2011.  Within total non-GAAP revenue, subscription revenue was $57.6 million for the first quarter of 2012, an increase of 17% compared with $49.2 million in the first quarter of 2011.  Professional services and other revenue was $22.5 million for the first quarter of 2012, an increase of 63% compared to $13.8 million for the first quarter of 2011.

“We started 2012 on a strong note with both revenue and non-GAAP profitability exceeding our guidance.  In addition to signing a multi-million dollar agreement with the UK’s Ministry of Defense, we added three new Fortune 50 customers during the first quarter.  These wins further reinforce that Kenexa has the best-in-class, SaaS recruiting platform for large, global organizations, and they follow Kenexa winning the three largest talent management deal opportunities during 2011 that  we are aware of,” said Rudy Karsan, Chief Executive Officer of Kenexa.

Karsan added, “We are optimistic about our outlook for the balance of 2012 and believe that Kenexa is well positioned to realize continued market share gains.  We increasingly see HR organizations seeking a holistic solution to address their challenges, and Kenexa’s highly differentiated product offerings and unparalleled content and domain expertise are resonating in the market.”

Non-GAAP income from operations, which excludes share-based compensation expense, amortization of acquired intangibles, the purchase accounting impact of deferred revenue, and acquisition related fees, was $6.8 million for the three months ended March 31, 2012.  This represented an 8.5% non-GAAP operating margin and an increase of 36% compared to non-GAAP income from operations of $5.0 million for the three months ended March 31, 2011.

Non-GAAP net income available to common shareholders, which excludes the items listed above and includes a tax adjustment on the non-GAAP items, was $5.4 million for the three months ended March 31, 2012, compared to $3.7 million for the three months ended March 31, 2011.  Non-GAAP net income available to common shareholders was $0.19 per diluted share for the first quarter of 2012, above the Company’s guidance of $0.15 to $0.17 and based on 28.1 million weighted average shares outstanding.  Non-GAAP net income available to common shareholders was $0.15 per diluted share for the first quarter of 2011, based on 24.1 million weighted average shares outstanding.

Kenexa’s loss from operations for the three months ended March 31, 2012, determined in accordance with GAAP, was $3.0 million, compared to a loss from operations of $2.8 million for the same period of 2011. GAAP net loss allocable to common shareholders was approximately $2.5 million, or ($0.09) per basic and diluted shares for the three months ended March 31, 2012, compared to net loss of $3.2 million, or ($0.14) per basic and diluted share, in the same period of 2011.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and investments of $83.0 million at March 31, 2012, compared to $129.0 million at the end of the prior quarter.  The decrease in cash was primarily the result of the $41.1 million paid for the acquisition of OutStart. The Company generated $1.7 million in cash from operations for the first quarter and used $7.1 million associated with capital expenditures and capitalized investments.  Deferred revenue was $96.6 million at March 31, 2012, an increase of 18% from March 31, 2011.

Other First Quarter and Recent Highlights

•
Kenexa, in collaboration with Capita plc, signed a contract to work in partnership to deliver the Recruitment Partnering Project (RPP) for the United Kingdom’s Ministry of Defense.  Kenexa is providing the recruitment technology and assessment solutions to Capita in delivery of this project, which is responsible for the entire process of attracting and recruiting soldiers and officers to the Regular and Territorial British Army.

•
More than 70 “preferred partner” customers were added during the first quarter (defined as customers that spend more than $50,000 annually), an increase from the over 50 preferred partner customer additions in the year ago period.

•
The average annualized revenue from the company’s top 80 customers, or P-cubed metric, was greater than $1.8 million in the first quarter of 2012, an increase from the over $1.4 million level in the first quarter of 2011.

•
Kenexa announced a partnership with Daesign, a specialist provider of games-based simulated environments and Autonomous Virtual Actors to develop talent attraction, assessment, development and engagement solutions for the marketplace.

•
Kenexa was chosen as a Top Recruitment Technology Provider, being honored at the Pentagon by the Military Spouse Corporate Career Network (MSCCN) for its partnership to provide a recruitment technology platform that helps veterans, their spouses and family members identify and obtain new employment.

Business Outlook

Based on information as of today, May 1, 2012, the Company is issuing financial guidance as follows:

Second Quarter 2012*: The Company expects GAAP revenue to be $84 million to $86 million.  Excluding the GAAP adjustment to deferred revenue resulting from certain acquisitions, the Company expects non-GAAP revenue to be $86 million to $88 million, and non-GAAP operating income to be $8.3 million to $8.7 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 28.3 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.22 to $0.23.

Full Year 2012*: The Company expects GAAP revenue to be $348 million to $358 million.  Excluding the GAAP adjustment to deferred revenue, the Company expects non-GAAP revenue to be $355 million to $365 million, and non-GAAP operating income to be $37 million to $41 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 28.6 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.98 to $1.09.

The above 2012 guidance represents an increase from our prior guidance of non-GAAP revenue of $352 million to $362 million, non-GAAP operating income of $36 million to $40 million, and non-GAAP net income per diluted share of $0.95 to $1.07.

* Kenexa’s non-GAAP guidance excludes stock-based compensation expense, amortization of acquired intangibles, acquisition-related fees, the purchase accounting reduction for Salary.com’s and OutStart’s revenue, and accretion associated with a variable interest entity.

Conference Call Information

Kenexa will host a conference call today, May 1, 2012, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-705-6003 (domestic) or 201-493-6725 (international). A replay of this conference call will be available through May 8, 2012, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 391651. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP revenue; non-GAAP income from operations; non-GAAP net income allocable to common shareholders’; non-GAAP gross profit; and non-GAAP net income per diluted share as described below.

The Company’s non-GAAP financial measures reflect the following adjustments to GAAP financial measures:

Non-GAAP revenue.  Non-GAAP revenue consists of GAAP revenue and the effect of the write down of the deferred revenue associated with purchase accounting for certain acquisitions.   This effect during the three months ended March 31, 2012 and 2011 was $2.3 million and $3 million respectively and is added back to GAAP revenue because the Company believes its inclusion provides a more accurate depiction of total revenue.

Share-based compensation expense.  Share-based compensation expense consists of expenses for stock options and stock awards in accordance with ASC 718. Share-based compensation was $1.9 million for the three months ended March 31, 2012 and $1.1 million for the three months ended March 31, 2011. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets.  In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.  Amortization of acquired intangible assets was $5.4 million for the three months ended March 31, 2012, and $3.5 million for the three months ended March 31, 2011. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Acquisition-related fees.  In accordance with ASC 805, Business Combinations, acquisition-related fees including advisory, legal, accounting and other professional fees are reported as expense in the periods in which the costs are incurred and the services are received.  Acquisition-related fees of $0.3 million for the three months ended March 31, 2012, and $0.1 million for the three months ended March 31, 2011, include legal, travel, and other fees not expected to reoccur from certain acquisitions.  Acquisition-related fees are excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Non-GAAP tax.  Non-GAAP tax adjustment of $2.0 million for the three months ended March 31, 2012 and $0.9 million for the three months ended March 31, 2011, is an estimated tax applied to the non-GAAP net income for purposes of determining the non-GAAP income allocable to common shareholders.  Including the amount is considered important in the determination of non-GAAP income allocable to common shareholders since it depicts a more meaningful measure of the Company’s non-GAAP results.

About Kenexa

Kenexa (NYSE:KNXA) helps drive HR and business outcomes through its unique combination of technology, content and services. Enabling organizations to optimize their workforces since 1987, Kenexa’s integrated talent acquisition and talent management solutions have touched the lives of more than 110 million people. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com. Follow Kenexa on Twitter: @kenexa.

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Note to editors: Trademarks and registered trademarks referenced herein remain the property of their respective owners.

Contact

MEDIA CONTACT:
Mark Derowitsch Kenexa (402) 419-5216 mark.derowitsch@kenexa.com

INVESTOR CONTACT:
Brian Denyeau
ICR
(646) 277-1251
brian.denyeau@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,690	$67,459
Short-term investments	16,332	51,807
Accounts receivable, net of allowance for doubtful accounts of $2,832 and $3,045	60,584	52,664
Unbilled receivables	4,026	3,385
Income tax receivable	29	196
Deferred income taxes	5,763	5,477
Prepaid expenses and other current assets	10,864	9,555
Total current assets	164,288	190,543

Long-term investments	-	9,710
Property and equipment, net	19,686	18,632
Software, net	28,596	27,179
Goodwill	75,001	43,265
Intangible assets, net	89,738	73,074
Deferred income taxes, non-current	25,383	35,092
Deferred financing costs, net	301	354
Other long-term assets	7,941	7,795
Total assets	$410,934	$405,644

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,492	$7,909
Notes payable, current	11	11
Term loan, current	5,000	5,000
Commissions payable	3,972	3,673
Accrued compensation and benefits	12,360	18,061
Other accrued liabilities	15,318	13,970
Deferred revenue	90,445	81,795
Capital lease obligations	237	282
Total current liabilities	137,835	130,701

Revolving credit line and term loan	23,750	25,000
Capital lease obligations, less current portion	25	218
Deferred revenue, less current portion	6,106	7,042
Deferred income taxes	1,526	1,823
Other long-term liabilities	5,538	5,330
Total liabilities	174,780	170,114

Commitments and Contingencies

Temporary equity
Noncontrolling interest	4,828	4,990

Shareholders' equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding: none	-	-
Common stock, par value $0.01; authorized 100,000,000 shares; shares issued and outstanding: 27,295,336 and 27,124,276, respectively	273	271
Additional paid-in capital	388,001	385,511
Accumulated deficit	(151,829)	(149,376)
Accumulated other comprehensive loss	(5,119)	(5,866)
Total shareholders' equity	231,326	230,540

Total liabilities and shareholders' equity	$410,934	$405,644

Kenexa Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Revenue:
Subscription	$55,336	$46,203
Other	22,466	13,775
Total revenues	77,802	59,978
Cost of revenues	32,269	23,345
Gross profit	45,533	36,633

Operating expenses:
Sales and marketing	17,533	14,275
General and administrative	14,067	12,748
Research and development	6,432	4,445
Depreciation and amortization	10,523	7,918
Total operating expenses	48,555	39,386
Loss from operations	(3,022)	(2,753)
Interest expense, net	(284)	(440)
Loss before income taxes	(3,306)	(3,193)
Income tax benefit	668	26
Net loss	$(2,638)	$(3,167)
Loss allocated to noncontrolling interest	184	-
Net loss allocable to common shareholders'	$(2,454)	$(3,167)
Basic and diluted net loss per share	$(0.09)	$(0.14)

Weighted average common shares - basic & diluted	27,180,819	23,042,809

Kenexa Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except for per share amounts)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Revenue and Gross Profit:
GAAP subscription revenue	$55,336	$46,203
Deferred revenue associated with acquisitions	2,274	2,986
Non-GAAP subscription revenue	57,610	49,189
Other revenue	22,466	13,775
Non-GAAP revenue	$80,076	$62,964

GAAP cost of revenues	$32,269	$23,345
Share-based compensation expense	85	46
Cost of revenue adjustment	85	46
Non-GAAP gross profit	$47,892	$39,665

Expenses:
GAAP operating expenses	$48,555	$39,386
Share-based compensation expense	(1,832)	(1,081)
Amortization of acquired intangibles	(5,378)	(3,531)
Acquisition-related fees	(290)	(83)
Total operating expense adjustment	(7,500)	(4,695)
Non-GAAP operating expenses	$41,055	$34,691

Results:
GAAP loss from operations	$(3,022)	$(2,753)
Deferred revenue associated with acquisitions	2,274	2,986
Cost of revenue adjustment	85	46
Operating expense adjustment	7,500	4,695
Non-GAAP income from operations	$6,837	$4,974

GAAP net loss allocable to common shareholders'	$(2,454)	$(3,167)
Deferred revenue associated with acquisitions	2,274	2,986
Cost of revenue adjustment	85	46
Operating expense adjustment	7,500	4,695
Non-GAAP net income allocated to common shareholders'	$7,405	$4,560
Non-GAAP estimated income tax adjustment	(2,015)	(866)
Non-GAAP net income allocated to common shareholders	$5,390	$3,694

GAAP basic net loss per share	$(0.09)	$(0.14)
Non-GAAP basic net income per share	$0.20	$0.16

GAAP diluted net loss per share	$(0.09)	$(0.14)
Non-GAAP diluted net income per share	$0.19	$0.15

Weighted average shares - basic	27,180,819	23,042,809
Dilutive effect of options and restricted stock	951,210	1,019,169
Weighted average shares - diluted	28,132,029	24,061,978

	Three Months Ended
	March 31,
	2012	2011
Classification of non-GAAP measures:	(unaudited)	(unaudited)

Gross profit	$45,533	$36,633
Add: share-based compensation expense	85	46
Add: deferred revenue associated with acquisitions	2,274	2,986
Non-GAAP gross profit	$47,892	$39,665

Sales and marketing	$17,533	$14,275
Less: share-based compensation expense	(291)	(153)
Less: acquisition-related fees	-	(2)
Non-GAAP sales and marketing	$17,242	$14,120

General and administrative	$14,067	12,748
Less: share-based compensation expense	(1,408)	(837)
Less: acquisition-related fees	(290)	(81)
Non-GAAP general and administrative	$12,369	$11,830

Research and development	$6,432	$4,445
Less: share-based compensation expense	(133)	(91)
Non-GAAP research and development	$6,299	$4,354

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	March 31,
	2012	2011
	(unaudited)
Cash flows from operating activities
Net loss from operations	$(2,638)	$(3,167)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,523	7,918
Amortization of bond premium	366	-
Realized loss on available-for-sale securities	19	-
Share-based compensation expense	1,917	1,127
Amortization of deferred financing costs	53	53
Bad debt (recoveries) expense, net	(486)	248
Deferred income tax benefit	(713)	(270)
Changes in assets and liabilities, net of business combinations
Accounts and unbilled receivables	(4,019)	(6,339)
Prepaid expenses and other current assets	(1,028)	202
Income taxes receivable	193	17
Other long-term assets	269	1,265
Accounts payable	1,730	(70)
Accrued compensation and other accrued liabilities	(7,410)	(5,595)
Commissions payable	159	(389)
Deferred revenue	3,222	5,690
Other liabilities	(441)	(89)
Net cash provided by operating activities	1,716	601

Cash flows from investing activities
Capitalized software and purchases of property and equipment	(7,135)	(6,593)
Purchases of available-for-sale securities	(1,469)	-
Sales of available-for-sale securities	46,270	-
Acquisitions and variable interest entity, net of cash acquired	(41,101)	(9,682)
Net cash used in investing activities	(3,435)	(16,275)

Cash flows from financing activities
Borrowings under revolving credit line and term loan	-	3,000
Repayments under revolving credit line and term loan	(1,250)	(25,750)
Repayments of notes payable	(74)	(87)
Repayments of capital lease obligations	(237)	(282)
Proceeds from common stock issued through Employee Stock Purchase Plan	161	108
Shares authorized, but not issued, to settle employees withholding liability	(72)	-
Net proceeds from option exercises	2,014	5,479
Net cash provided by (used in) financing activities	542	(17,532)

Effect of exchange rate changes on cash and cash equivalents	408	408

Net decrease in cash and cash equivalents	(769)	(32,798)
Cash and cash equivalents at beginning of year	67,459	52,455
Cash and cash equivalents at end of year	$66,690	$19,657

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest expense	$290	$397
Income taxes	$1,028	$1,009
Income taxes refunded	$204	$-

Noncash investing and financing activities
Capital lease obligations incurred	$-	$568